Exhibit 5

                                             March 21, 2000



Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, New York 11749-7000

Gentlemen:

I have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, in connection with the issuance of 7,000,000 shares of your Common Stock, together with associated rights, issuable pursuant to Knowledge Ware, Inc. 1988 Stock Incentive Plan; Sterling Software, Inc. Amended And Restated 1996 Stock Option Plan; Mystech Associates, Inc. Stock Option Plan; Synon 1990 Stock Option Plan; Synon Executive Share Option Scheme (U.K.); Sterling Software, Inc. 1999 Employee Stock Option Plan; Information Advantage, Inc. 1997 Equity Incentive Plan; Information Advantage, Inc. 1992 Stock Option Plan; IQ Software Corporation 1987 Sock Option Plan; IQ Software Corporation 1993 Stock Option Plan; IQ Software Corporation 1994 Non-Employee Director Stock Option Plan; Sterling Software, Inc. Employee Stock Purchase Plan; Bachman Information Systems, Inc. Amended And Restated 1986 Incentive And Nonqualified Stock Option Plan; Cayenne Software, Inc. Amended 1996 Incentive And Nonqualified Stock Option Plan; Cayenne Software, Inc. 1998 Nonqualified Stock Option Plan; Cadre Technologies, Inc. 1988 Incentive And
Non-Statutory Stock Option Plan; Cadre Technologies, Inc. 1989 Non-Statutory Stock Option Plan (the "Plans"). As such Counsel, I have examined your Restated Certificate of Incorporation, your By-Laws as amended to date, the Registration Statement, the Plans, and such other corporate documents, minutes and records as I have deemed appropriate.

Based upon the foregoing, it is my opinion that the 7,000,000 shares reserved for issuance in the aggregate pursuant to the Plans are duly authorized, and when issued against payment of the purchase price therefor in accordance with the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the reference to me in the Registration Statement where it appears and to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Steven M. Woghin
                                                     Steven M. Woghin
                                                     Senior Vice President and
                                                     General Counsel